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                                                                     EXHIBIT 4.3

                              LORAIN NATIONAL BANK
                             401(K) RETIREMENT PLAN
                  ENROLLMENT FORM AND SALARY SAVINGS AGREEMENT

SS Number _____-___-______

Name:  ___________________________________________   Date of Birth:  ___/___/___

Address:  ________________________________________   Date of Hire:  ___/___/___

          ________________________________________

City:  __________________________  State:  ______________  Zip Code:  __________

         [ ] Check here to only correct or change the above information.

                         AUTOMATIC PARTICIPATION NOTICE

I am aware that upon my employment to Lorain National Bank, I am automatically enrolled as a participant in the Bancorp (401(k) Retirement Plan and automatically 3% of my compensation will be deferred.

                       3% of My Compensation From Each Pay

         [ ] I DO NOT WISH to take advantage of this opportunity to become a Participant in Lorain National Bank 401(k) Retirement Plan at this time. I understand that I may change this election later by filing a new copy of this form.

                          I AM CURRENTLY A PARTICIPANT

         As a participant, I AUTHORIZE Lorain National Bank TO CHANGE the amount it deducts from my Compensation from

            _________% of My Compensation To __________% of My Compensation


         I understand that this change will be effective on the first date of the next valuation date.

         [ ] I WITHDRAW MY AUTHORIZATION TO CONTINUE payroll deductions under the Lorain National Bank 401(k) Retirement Plan. I understand this will be effective 30 days from delivery of this notice to Lorain National Bank. I further understand that I may again authorize payroll deductions if I file a new copy of this form.

Signed:  _________________________________________        Date:  _______________
         Participant

Signed:  _________________________________________        Date:  _______________
         On Behalf Of The Plan